Exhibit 23.01
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the inclusion, in this Amendment No. 2 to the Registration Statement of LIFELINE THERAPEUTICS, INC. on Form SB-2, of our report dated August 31, 2005 (included in exhibits to such Registration Statement) on the consolidated financial statements of LIFELINE THERAPEUTICS, INC. as of June 30, 2005 and for each of the two years then ended. We also consent to the references to us under the heading “Experts” in such Registration Statement.
Greenwood Village, Colorado
May 26, 2006